SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 25, 2013

Date of Report (Date of Earliest Event Reported)

HARRIS INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

60 Corporate Woods, Rochester, New York	14623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (585) 272-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Merger Agreement

On November 25, 2013, Harris Interactive Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nielsen Holdings N.V., a Netherlands entity (“Parent”), and Prime Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub has agreed to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the common stock, par value $0.001 per share, of the Company, together with the preferred share purchase rights attached thereto issued pursuant to the Rights Agreement, dated March 11, 2005, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Common Stock”), at a price per share of $2.00, as may be adjusted (based on the Company’s cash and cash equivalents) pursuant to the Merger Agreement (the “Offer Price”), net to the holder thereof in cash, without interest and subject to any applicable tax withholding. Under the terms of the Merger Agreement, immediately following the closing of the Offer, the parties to the Merger Agreement will take all necessary and appropriate action in order to cause the Merger (as defined below) to become effective without a stockholders’ meeting in accordance with Section 251(h) of the Delaware General Corporation Law.

The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated therein, including the Offer and the merger of Acquisition Sub with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). The Board intends to file a Solicitation/ Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”) recommending that holders of Common Stock tender their shares into the Offer.

The Merger Agreement provides that Parent will cause Acquisition Sub to commence, and Acquisition Sub will commence, the Offer within 10 business days of the date of the Merger Agreement. The Offer will initially remain open for 34 business days and the final Offer Price will be calculated based on a 10-day reference period before and after a reference date occurring on the later of (x) 20 business days following commencement of the Offer and (y) January 9, 2014. The final Offer Price will be announced promptly after it has been finally determined. Consummation of the Offer is subject to a number of conditions, including (i) the valid tender of the number of shares of Common Stock that would represent at least a majority of the outstanding shares of Common Stock, on a fully diluted basis; (ii) holders of no more than 13% of the Common Stock have demanded (and not withdrawn) appraisal under Section 262 of the Delaware General Corporation Law; (iii) the receipt of required antitrust approval, as and to the extent applicable; (iv) the absence of any law or order restraining, prohibiting or making illegal the consummation of the Offer; (v) the accuracy of the representations and warranties of the Company (generally subject to Company Material Adverse Effect (as defined in the Merger Agreement) or other materiality qualifications); (vi) material compliance by the Company with its covenants and agreements under the Merger Agreement; and (vii) the absence of a Company Material Adverse Effect. The Offer is not subject to any financing condition. Subject to the satisfaction or waiver of the conditions to the Offer, Parent will cause Acquisition Sub to accept for payment, and Acquisition Sub will accept for payment, all shares of Common Stock validly tendered and not validly withdrawn as promptly as practicable following the Offer’s expiration (the “Acceptance Time”).

As of Acceptance Time, each option to purchase shares of Common Stock (each, an “Option”) that is outstanding and unexercised will fully vest and become exercisable. To the extent not exercised prior to the effective time of the Merger, upon the effective time each such Option will be canceled and the holder thereof shall be entitled to receive an amount in cash determined by multiplying (i) the excess, if any, of the Offer Price over the applicable exercise price per share of Common Stock of such Option, by (ii) the number of shares of Common Stock such holder could have purchased had such holder exercised such Option in full immediately prior to the effective time of the Merger, less any required withholding taxes. Immediately prior to the Acceptance Time, each restricted share of Common Stock will automatically cease to be subject to any forfeiture or vesting conditions and, at the effective time of the Merger, each such restricted share will be converted into, and canceled in exchange for, the right to receive an amount in cash equal to the Offer Price, subject to any required withholding taxes.

Upon the effective time of the Merger, each share of Common Stock (except for any treasury shares, any shares held by stockholders who have perfected their appraisal rights under Delaware law and any shares held by the Company, Parent, Acquisition Sub or their respective subsidiaries) will be canceled and converted into the right to receive an amount in cash equal to the Offer Price, subject to any required withholding taxes.

The Merger Agreement contains customary representations and warranties of the Company, Parent and Acquisition Sub. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries between signing and closing, governmental filings and approvals, public disclosures and similar matters.

The Company is subject to a “no-shop” restriction on its ability to solicit alternative acquisition proposals, and to provide information to and engage in discussions with third parties. The no-shop restriction is subject to provisions that allow the Company under certain circumstances to provide information and participate in discussions with respect to unsolicited alternative acquisition proposals.

Prior to the Acceptance Time, subject to compliance with certain obligations described below, the Company may terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) or the Board may change its recommendation to the Company’s stockholders regarding tendering into the Offer if the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action could be reasonably likely to result in a breach of the directors’ fiduciary duties under applicable law. The Company may not terminate the Merger Agreement under the above “fiduciary out” or change its recommendation to the Company’s stockholders unless (i) the Company gives Parent five days’ notice that the Company intends to take such action and the Company provides Parent certain relevant information; (ii) during this five day period, the Company must engage in good faith negotiations with Parent (to the extent Parent wishes to negotiate) regarding changes to the terms and conditions of the Merger Agreement; and (iii) after such five day period, the Board determines in good faith, after consultation with its financial advisors and outside legal counsel and taking into account any offers to adjust the terms of the Merger Agreement made by Parent during this five day period, that failure to make a recommendation change or terminate the Merger Agreement to enter into an alternative transaction agreement with respect to a Superior Proposal could be reasonably likely to result in a breach of the directors’ fiduciary duties under Delaware law. In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated before March 31, 2014. The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $3.7 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed shortly.

Item 8.01 Other Events.

On November 25, 2013, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Notice to Investors

The Offer has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Acquisition Sub and Parent and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase shares of Common Stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Solicitation/Recommendation Statement and related documents (when available) may be obtained for free by contacting the investor relations department of the Company at mburns@harrisinteractive.com. The Offer to Purchase and related documents (when available) may be obtained for free by contacting the investor relations department of Parent at kate.vanek@nielsen.com or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement.

Cautionary Note Regarding Forward-Looking Statements

This document includes statements that constitute “forward-looking statements”, which may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties concerning Parent’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans, and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that the conditions to the closing of the transaction may not be satisfied; the risk that competing offers will be made; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; general economic conditions;

conditions in the markets Parent and the Company are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); technological developments; as well as legal and regulatory rules affecting Parent’s and the Company’s business and specific risk factors discussed in other releases and public filings made by Parent and the Company (including their respective filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this press release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 25, 2013, issued by the Harris Interactive Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)

By:	/s/ Eric W. Narowski
Name:	Eric W. Narowski
Title:	Chief Financial Officer (Principal Financial Officer)

Dated: November 25, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 25, 2013, issued by Harris Interactive Inc.